[DELOITTE & TOUCHE LLP LETTERHEAD]




February 7, 2000




Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in the first paragraph of Item 14 of Form 10/A2 of 2TheMart.com, Inc. dated on or about February 7, 2000.

Yours truly,

/s/ DELOITTE & TOUCHE LLP